Exhibit 99.1

PLATINUM RESEARCH ORGANIZATION, INC. Suite 421 - 1917 West 4th Avenue, Vancouver BC, V6J 1M7
Symbol: PLRO	Platinum Research Organization, Inc. Mailing of 14A Definitive Proxy Statement for Upcoming Special Shareholders Meeting	April 3, 2007

Vancouver, BC - April 3, 2007 - Platinum Research Organization, Inc. (OTCBB: PLRO) is pleased to announce the mailing of its Proxy Statement regarding its special meeting of stockholders was initiated April 2, 2007 and that shareholders of record as of March 1, 2007 should expect to receive the proxy statement and notice of the special meeting in the next several days.

The special meeting will be held on April 12, 2007, at 2:00 p.m. Pacific time at 618 - 688 West Hastings Street, Vancouver, BC. The proxy requests shareholder votes on several proposals under consideration related to the Contribution Agreement signed between the Company and Platinum Research Organization, L.P., et al on October 26, 2006, as well as any other business that may properly come before the meeting.

"We are pleased to have set a definitive date for our special meeting of shareholders and expect that stockholders will be receiving their proxies by mail this week," said Cecelia Pineda, chief executive officer of the Company. "We believe the Contribution Agreement with Platinum Research Organization, L.P. represents an excellent opportunity for the Company's shareholders and we urge shareholders to join us in supporting this transaction at the special meeting in person or by proxy."

The proposed Contribution Agreement with Platinum Research Organization, L.P. is expected to close shortly following the Company's shareholder meeting, subject to shareholder approval and other customary terms and conditions.

We would like to thank shareholders for their support during this extended transitional period.

PLATINUM RESEARCH ORGANIZATION, INC.

/s/ Cecelia Pineda

Per:
      Cecelia Pineda, President & C.E.O.

For further information please contact:

Cecelia Pineda, President
Telephone: 604-689-4088

THIS COMMUNICATION IS BEING MADE IN RESPECT OF THE PROPOSED CONTRIBUTION AGREEMENT TRANSACTION INVOLVING PLATINUM RESEARCH ORGANIZATION, INC. AND PLATINUM RESEARCH ORGANIZATION, L.P. IN CONNECTION WITH THE PROPOSED TRANSACTION, PLATINUM RESEARCH ORGANIZATION, INC. HAS FILED A DEFINITIVE PROXY STATEMENT AND RELEVANT DOCUMENTS CONCERNING THE TRANSACTION WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") ON APRIL 2, 2007. SHAREHOLDERS OF PLATINUM RESEARCH ORGANIZATION, INC. ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS CAN OBTAIN FREE COPIES OF THE PROXY STATEMENT AND OTHER DOCUMENTS BY CONTACTING INVESTOR INFORMATION AT CM@FOCUSPARTNERS.COM OR BY MAIL AT PLATINUM RESEARCH ORGANIZATION, INC., INVESTOR RELATIONS at 39 HAMMER HOOK DRIVE, SUITE B, HANOVER, MA 02339 OR BY TELEPHONE: 617-633-2259. IN ADDITION, DOCUMENTS FILED WITH THE SEC BY PLATINUM RESEARCH ORGANIZATION, INC. ARE AVAILABLE FREE OF CHARGE AT THE SEC'S WEB SITE AT WWW.SEC.GOV.

PLATINUM RESEARCH ORGANIZATION, INC. AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF PLATINUM RESEARCH ORGANIZATION, INC. IN CONNECTION WITH THE PROPOSED TRANSACTION. INFORMATION REGARDING THE SPECIAL INTERESTS OF THESE DIRECTORS AND EXECUTIVE OFFICERS IN THE PROPOSED TRANSACTION IS INCLUDED IN THE PROXY STATEMENT OF PLATINUM RESEARCH ORGANIZATION, INC. DESCRIBED ABOVE. INFORMATION REGARDING PLATINUM RESEARCH ORGANIZATION, INC.'S DIRECTORS AND EXECUTIVE OFFICERS IS ALSO AVAILABLE IN ITS ANNUAL REPORT ON FORM 10-KSB, WHICH WAS FILED WITH THE SEC ON MARCH 23, 2007. THIS DOCUMENT IS AVAILABLE FREE OF CHARGE AT THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV AND FROM INVESTOR RELATIONS AT PLATINUM RESEARCH ORGANIZATION, INC. AS DESCRIBED ABOVE.